UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2017 (June 15, 2017)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.      Submission of Matters to a Vote of Security Holders.

Newtek Business Services Corp. (the “Company” or the “Registrant”) held its Annual Meeting of Shareholders on June 15, 2017 (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 28, 2017 (the “Annual Meeting Proxy”).

At the Annual Meeting, the Registrant’s shareholders approved Proposals I and II, as described in the Annual Meeting Proxy, and provided an advisory vote with respect to Proposal III.

A total of 14,731,956 shares of the Company’s common stock were present or represented by proxy at the meeting. The tabulation of votes was:

Proposal I: To elect two directors of the Company, to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2020 and until their successors are duly elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard Salute	6,234,922	157,355	8,339,679
Salvatore Mulia	6,226,855	165,422	8,339,679

Proposal II: To ratify the selection of RSM US LLP as the Company’s independent registered accounting firm (independent auditors) for the fiscal year ended December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,423,873	199,702	108,380	0

Proposal III: An advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,013,619	212,951	165,706	8,339,679

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: June 20, 2017	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer